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                                                                 Exhibit 23.1(c)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this amendment to the registration statement on Form S-4 of our report dated September 12, 1997, on our audits of the financial statements of North Atlantic Trading Company, Inc. We also consent to the references to our firm under the caption 'Independent Public Accountants.'


/s/ Coopers & Lybrand L.L.P.


Coopers & Lybrand L.L.P.
Raleigh, North Carolina
September 16, 1997